EXHIBIT 10.8

AMENDMENT NO. 2 OF EMPLOYMENT AGREEMENT

     This AMENDMENT NO. 2 OF EMPLOYMENT AGREEMENT entered into by and between U.S Bancorp, a Delaware corporation (the “Company”) and Jerry A. Grundhofer (the “Executive”), is entered into effective October 19, 2004.

RECITALS

     WHEAREAS, the Company and the Executive entered into that certain Employment Agreement effective October 16, 2001;

     WHEREAS, the Company and the Executive entered into an Amendment of Employment Agreement, effective January 1, 2004; and

     WHEREAS, the parties desire to further amend such Employment Agreement.

AMENDMENT

NOW THEREFORE, it is agreed:

1.	Section 4. Terms of Employment (a) Position and Duties is deleted in its entirety and replaced as follows:

“During the Employment Period, the Executive shall be Chairman and Chief Executive Officer of the Company, and, in such capacity, the Executive shall be responsible for the strategic direction and operations of the Company, and shall serve on the Company’s Board of Directors and shall have such other duties, responsibilities, and authorities as shall be consistent therewith. The Executive shall also be Chairman and Chief Executive Officer of U.S. Bank, N.A. and shall serve on its Board of Directors.”

2.	In all other respects, the Employment Agreement is approved, ratified and continued, as amended hereby.

3.	This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Jerry A. Grundhofer
Jerry A. Grundhofer

U.S. Bancorp

/s/ David B. O'Maley by: David B. O’Maley
Chairman, Compensation Committee
Board of Directors